Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|X|  Preliminary proxy statement   |_|  Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            FOCUS Enhancements, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Common Stock

(2)      Aggregate number of securities to which transaction applies:



(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



(4)      Proposed maximum aggregate value of transaction:



(5)      Total fee paid:



|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                            FOCUS ENHANCEMENTS, INC.
                                 142 North Road
                          Sudbury, Massachusetts 01776
                                 (508) 371-2000

                           --------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           --------------------------


TO THE STOCKHOLDERS:

         An Annual Meeting of Stockholders of FOCUS Enhancements, Inc., a Delaware corporation, will be held on Friday, June 6, 1997, at 9:00 a.m., at the __________________, ____________, Massachusetts, for the following purposes:

         1. To elect two Class III directors to serve for a three-year term.

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 25,000,000.

         3. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as independent auditors for the fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting and any adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on May , 1997 are entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.


                                       By Order of the Board of Directors,



                                       THOMAS L. MASSIE
                                       Chairman of the Board and
                                       Chief Executive Officer
May ____, 1997

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD
     AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                            FOCUS ENHANCEMENTS, INC.
                                 142 North Road
                          Sudbury, Massachusetts 01776
                                 (508) 371-2000

                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                                  May __, 1997

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of FOCUS Enhancements, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, June 6,
1997,   at   9:00   a.m.,   at   the   _________________,  _______________,
Massachusetts.

         Only stockholders of record as of May ___, 1997 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 12,714,625 shares of Common Stock, $.01 par value, of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

         Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by notice to the Secretary of the Company at any time before it is exercised.

         The persons named as attorneys in the proxies are directors and officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) ) to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 25,000,000 shares; and (ii) to ratify the selection of Wolf & Company, P.C. as auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

         The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         The Company's Annual Report on Form 10-KSB, containing financial statements for the fiscal year ended December 31, 1996, is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about the date above.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock on December 31, 1996 by (i) each person known to the Company who beneficially owns 5% or more of the 11,366,303 outstanding shares of its Common Stock, (ii) each director of the Company, (iii) each executive officer identified in the Summary Compensation Tables below, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                                                Amount of Beneficial Ownership
                                                                           -------------------------------------------
 Name and Address                                                           Number
of Beneficial Owner                                                        of Shares                        Percent(1)
-------------------                                                        ---------                        ----------
Veco Capital Growth Fund Ltd                                                 789,474                            6.94
   Seestrasse 17
    Zollikon, Switzerland...................................
Thomas L. Massie (2)........................................                 623,815                            5.40
U. Haskell Crocker II(3)....................................                 184,595                            1.61
John Cavalier(4)............................................                 119,204                            1.04
William Coldrick(5).........................................                 264,309                            2.28
J. Daniel Shaver(6).........................................                  33,333                              *
Timothy E. Mahoney (7)......................................                   0                                  *
All officers and directors as a group (7 persons)(8)........               1,258,590                           10.42

------------------------------------

*    Less than 1% of the outstanding Common Stock.

(1)  Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(2)  Includes 72,821 shares of Common Stock held by Mr. Massie's wife and children.  Also includes 187,500 shares issuable  pursuant to stock options  exercisable at December 31, 1996 or within 60 days thereafter but excludes 62,500 shares issuable pursuant to outstanding stock options that are not currently exercisable.

(3)  Includes  58,410  shares of Common Stock held  directly by Mr.  Crocker.  Also  includes  13,419  shares  issuable  pursuant to immediately  exercisable  warrants to purchase Common Stock and 112,766 shares issuable pursuant to stock options held directly by Mr.  Crocker  exercisable  at December 31, 1996 or within 60 days  thereafter,  but excludes  25,000  shares of Common Stock issuable pursuant to outstanding stock options that are not currently exercisable.

(4)  Includes 6,438 shares of Common Stock held in trust with Mr. Cavalier's wife. Also includes 112,766 shares issuable pursuant to stock options  exercisable at December 31, 1996, or within 60 days  thereafter.  Excludes  25,000 shares  issuable  pursuant to outstanding stock options that are not currently exercisable.

(5)  Includes 41,450 shares of Common Stock held jointly with Mr.  Coldrick's wife. Also includes 5,000 shares issuable  pursuant to immediately exercisable warrants, and 217,859 shares of Common Stock issuable pursuant to outstanding stock options exercisable at December 31, 1996, or within 60 days  thereafter.  Excludes  70,833 shares of Common Stock issuable  pursuant to outstanding stock options that are not currently exercisable.

(6)  Represents  33,333 shares issuable pursuant to stock options first exercisable on March 1, 1997. Does not include 66,667 shares of Common Stock issuable pursuant to outstanding stock options that are not exercisable at December 31, 1996, or within 60 days thereafter.


                                                        -2-



(7)  Does not include  100,000 shares of Common Stock issuable  pursuant to  outstanding  stock options that are not  exercisable at
     December 31, 1996, or within 60 days thereafter.

(8)  Includes  542,613 shares of Common Stock.  Also includes  715,977 shares issuable  pursuant to options and warrants to purchase
     Common Stock exercisable at December 31, 1996, or within 60 days thereafter.


                              ELECTION OF DIRECTORS

         In accordance with the Company's Second Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes. Two Class I Directors, Messrs. Massie and Cavalier, were elected at the Annual Meeting of Stockholders on July 15, 1996 for a term ending on the date of the Annual Meeting of Stockholders to be held in 1999. One of the Class II directors, Mr. Coldrick, was elected at the Annual Meeting of Stockholders on August 18, 1995, and the other Class II director, Mr. Mahoney, was elected by the Board of Directors at a meeting held on March 19, 1997. Each of Messrs. Coldrick and Mahoney will serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1998. One of the Class III directors, Mr. Crocker, was elected at the Annual Meeting of Stockholders held on June 24, 1994, and the other Class III director, Mr. Shaver, was elected by the Board of Directors at a meeting held on March 1, 1996. Each of Messrs. Crocker and Shaver were elected for a term ending on the date of the Annual Meeting of Stockholders being held in 1997. Each of Messrs. Crocker and Shaver are seeking re-election at the Meeting for a term of three years.

         The Class III Director nominees, U. Haskell Crocker, II and J. Daniel Shaver, are currently serving as directors. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or both nominees are unable or unwilling to serve) FOR the election of both nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

         The following table sets forth for each nominee to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Company, the year each nominee's or director's term will expire and the class of director of each nominee or director.

       Nominee's or Director's Name
            and Year Nominee or                      Position(s) Held                 Year Term         Class of
      Director First Became Director                                                  Will Expire        Director

  Thomas L. Massie......................          Chairman of the Board,                 1999                I
    1991                                            President and Chief
                                                    Executive Officer

  John C. Cavalier......................          Director                               1999                I
    1992
  William B. Coldrick...................          Director                               1998               II
    1993
  Timothy E. Mahoney....................          Director                               1998               II
    1997
  U. Haskell Crocker II.................          Director                               1997              III
    1992
  J. Daniel Shaver......................          Director                               1997              III
    1996

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class III nominees to be elected at the Meeting, the current directors who will continue to serve as directors beyond the Meeting, and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

                       Name                               Age                    Position

  Thomas L. Massie................................        35        Chairman of the Board, President
                                                                      and Chief Executive Officer
  William B. Coldrick(2)..........................        55        Vice Chairman of the Board
  Harry G. Mitchell...............................        46        Sr. Vice President, Chief Financial Officer and
                                                                    Treasurer
  Carlton van Putten..............................        32        Vice President of Marketing
  Pierre J. Esneau................................        37        Managing Director,
                                                                      FOCUS Enhancements b.v.
  Timothy E. Mahoney..............................        41        Director
  John C. Cavalier(1).............................        57        Director
  U. Haskell Crocker II(2)........................        34        Director
  J. Daniel Shaver(1).............................        55        Director

--------------------

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

Directors to be Elected at the Meeting

         U. Haskell Crocker II has served as a Director of the Company since May 1992. Mr. Crocker is currently a Director of Venture Investment Management Company LLC ("VIMAC LLC"), a full-service professional investment firm. From January 1991 through February 1993, Mr. Crocker was an Investment Manager for Venture Investment Management Company, a predecessor of VIMAC LLC. Prior to joining Venture Investment Management Company, Mr. Crocker was founder and Chief Executive Officer of The Aftermarket Inc., a business in the automotive electronics market. Mr. Crocker attended Northeastern University.

         J. Daniel Shaver has served as a Director of the Company since March 1996. Mr. Shaver is currently the Vice President of Indirect Channel Development at UNISYS Corporation where he is responsible for developing the channel strategy and implementation for the UNISYS product lines. Previously, he was the President, Chief Operating Officer and a Director of Minerva Systems, Inc., a privately-held supplier of digital video processing and encoding systems. From May 1993 to October 1995, Mr. Shaver was Vice President, Worldwide Sales and Marketing for Radius, Inc., a publicly-held developer and marketer of graphics products. Prior thereto, he was Vice President, Worldwide Sales and Marketing for Axel Workstations, a division of Hyundai America. From 1982 to 1990, Mr. Shaver served in various positions with Apple Computer, with his last position being Vice President, Channel Strategy and Reseller Development. Mr. Shaver has also held positions with IBM Corporation, Sun Microsystems, Inc. and Microage, Inc. Mr. Shaver received a Bachelor of Science degree in Economics from Dickinson College.

Directors Whose Terms Extend Beyond the Meeting

         Thomas L. Massie is Chairman of the Board, President, Chief Executive Officer, and a co-founder of the Company. From 1990 to January 1992, Mr. Massie was the Senior Vice President of Articulate Systems, responsible for worldwide sales, marketing and operations. Articulate Systems is a developer and manufacturer of voice control and communications products for the PC marketplace. From February 1986 to 1990, Mr. Massie was the Chairman of the Board, Executive Vice President and founder of MASS Microsystems. MASS Microsystems is a publicly-held developer of multimedia hardware products and high-end removal storage subsystems for the Apple Macintosh marketplace.

         John C. Cavalier has served as a Director of the Company since May 1992. He has more than 29 years of business management experience. Since November 1996, Mr. Cavalier has been President, CEO and a director of MapInfo Corporation, a software developer. Prior thereto, Mr. Cavalier joined Amdahl Company in early 1993 as Vice President and General Manager of Huron, Amdahl's software business. In July of 1993, he was also appointed President and CEO of Antares Alliance Group, a joint venture between Amdahl and EDS. From July 1990 to July 1992, he was President, Chief Executive Officer and a director of Bimillenium Company, a software development company. Bimillenium is a developer of scientific software for the Macintosh and UNIX marketplace. From April 1987 to January 1992, Mr. Cavalier was a Director of MASS Microsystems. He was
President, Chief Executive Officer and a director of ShareBase Company, a database systems company, from November 1987 to June 1990. He earned his undergraduate degree from the University of Notre Dame and an MBA from Michigan State University.

         William B. Coldrick has served as a Director of the Company since January 1993, Vice Chairman of the Company since July 1994 and as Executive Vice President of the Company from July 1994 to May 1995. Since July 1996, Mr. Coldrick has served as Vice President of Worldwide Channel Operations for Unisys Corporation. In March 1991, Mr. Coldrick retired as Senior Vice President, U.S. Sales, for Apple Computer, Inc., which he joined in 1982. As Senior Vice President, U.S. Sales, for Apple Computer, Mr. Coldrick was responsible for leading all sales, support, service, distribution and channel activities for Apple throughout the United States. Previously at Apple, Mr. Coldrick held the position of Vice President and General Manager for Western Operations, and was responsible for overseeing sales, marketing, service and support for Apple's largest business unit in the field organization. In a prior position as National Sales Director, U.S. Sales, Mr. Coldrick directed the expansion of the U.S. field sales force. Mr. Coldrick also held the position of Area Sales Director of the Northeast Area. Before joining Apple, Mr. Coldrick spent 14 years with Honeywell Information Systems, where he held a number of positions including Regional Marketing Director. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York.

         Timothy E. Mahoney has served as Director of the Company since March 1997. He has more than 18 years of experience in the computing industry. Mr. Mahoney founded Union Atlantic L.C., in 1994, a merchant bank providing professional management and capital for emerging technology companies. Since 1996, Mr. Mahoney has served as Chairman of Tallard Technologies BV, a PC products distributor / value added reseller serving Latin America. From 1991 to 1994 he was President of SyQuest Technology, SyDos Division, responsible for expanding distribution channels for SyQuest's hard disk drive products. From 1986 to 1991, Mr. Mahoney was President of Rodine Systems, Inc., a provider of Macintosh mass storage peripherals. He earned his BA degree in computer science and business from West Virginia University and an MBA degree from George Washington University.

Executive Officers

         Harry G. Mitchell joined the Company as Sr. Vice President, Chief Financial Officer and Treasurer in February 1997. Mr. Mitchell, has over twenty-five years of experience in senior level management positions for multi-million dollar public and private companies and, International Public Accounting Firms. Prior to joining the Company and for the period January 1996 to February 1997, he served as Chief Operating Officer, Chief Financial Officer and Director of Cape Cod Cranberry Cookie Company, Inc., a food distribution company. Currently, Mr. Mitchell is a Director and stockholder of Cape Cod Cranberry Cookie Company, Inc. From January 1994 to December 1995, Mr. Mitchell provided financial and SEC consulting services to numerous companies ranging from Fortune 1000 public companies to emerging technology organizations. From January 1992 to December 1993, he was Chief Financial Officer of AM Technology, Inc., a privately held PC Board manufacturer. Mr. Mitchell has a BS in Business Administration from Northeastern University and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

         Carlton van Putten joined the Company as Vice President of Products in March 1996. Prior to joining the Company, Mr. van Putten was an engineering operations manager for Apple Computer Inc.'s Systems Software Division and a product manager for Powerbook products from January 1993 to February 1996. He has also served as a systems administrator for the Information Services Division of Silicon Graphics, Inc. from February 1992 to January 1993. Mr. van Putten received a Bachelor of Science degree in Psychology and a Master in Business Administration degree from the University of California in Los Angeles.

        Pierre J. Esneau joined the Company as Managing Director of FOCUS Enhancements b.v. in March 1996. From August 1991 to March 1996, Mr. Esneau was the European Director of Marketing for SyQuest Technology, Inc.'s DOS/Windows division. In addition, Mr. Esneau has held various senior management positions at the Hard Disk Drive Division of Kyocera Electronics (France) as Sales and Marketing Director responsible for Southern Europe (from 1990 to 1991), at Rodime, Inc. as South European Sales Manager (from 1988 to 1990) and at Texas Instruments (France) as a Sales Engineer for the Systems Division and Consumer Division (from 1984 to 1988). Mr. Esneau received a Degree in Business from L'Ecole de Hautes Etudes Commerciales in Lille, France.

Board Meetings and Committees

         The Board of Directors met three times during the fiscal year ended December 31, 1996. None of the Directors attended fewer than 75% of the meetings held during the period. The Board of Directors also took action by unanimous written consent in lieu of a meeting on 13 occasions during 1996. The Compensation Committee of the Board, of which Mr. Cavalier and Mr. Shaver are members, sets the compensation of the Chief Executive Officer, reviews and approves the compensation arrangements for all other officers of the Company and administers the Company's 1992 Plan. The Compensation Committee met on three occasions during the fiscal year ended December 31, 1996 and took action by unanimous written consent in lieu of a meeting on one occasion during this period. The Audit Committee of the Board, of which Mr. Crocker and Mr. Coldrick are members, reviews all financial functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met once during the fiscal year ended December 31, 1996. The Board of Directors does not currently have a standing nominating committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were, at December 31, 1996, (i) the Company's Chief Executive Officer and
(ii) other executive officers of the Company receiving total cash and bonus compensation in excess of $100,000 (the "Named Officers"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts to the individuals named in the tables below during the fiscal year indicated.

                           SUMMARY COMPENSATION TABLE
                                                                                                                       Long-Term
                                                                     Annual Compensation(1)                          Compensation
                Name and                    Fiscal        Salary             Bonus            Other Annual
           Principal Position                Year           ($)               ($)          Compensation($)(2)       Options/SAR(4)
           ------------------               ------        ------             -----         ------------------       --------------
Thomas L. Massie.........................    1996        $150,000             --                   --                      --
  CEO and Chairman of the Board              1995        $129,166         $50,000              $11,538(3)                250,000(5)
                                             1994        $131,243             --               $10,385(3)                   --
                                                                                                                            --
Pierre J. Esneau.........................    1996        $102,000             --                   --                     80,000(6)
  Managing Director                          1995            -                --                   --                       --
  FOCUS Enhancements b.v.                    1994            -                --                   --                       --
------------------------------------

(1)  Includes  salary and bonus payments  earned by the Named Officers in the year  indicated,  for services  rendered in such year, which were paid in the following year.

(2)  Excludes  perquisites  and other  personal  benefits,  the aggregate  annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3)  Reflects the payment to Mr. Massie in 1995 and 1994 of compensation for unused vacation time from 1994 and 1993, respectively.

(4)  Long-term  compensation  table reflects the grant of non-qualified  and incentive stock options granted to the named persons in each of the periods indicated.

(5)  Two-thirds of these options are currently exercisable, with the balance becoming exercisable on June 30, 1997.

(6)  None of these options are currently exercisable.

         The following table sets forth information concerning options granted during the fiscal year ended December 31, 1996 to the executives named in the Summary Compensation Table above. The Company did not grant any stock appreciation rights during the fiscal year.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Individual Grants

                                                                    Percentage of
                                                  Shares            Total Options
                                                Subject to           Granted to
                                                  Options           Employees in           Exercise        Expiration
                  Name                            Granted            FY 1996(1)             Price             Date
                  ----                          ----------          ------------           --------        -------
Thomas L. Massie..........................        -0-                    --                  --                --

Pierre J. Esneau..........................        80,000                17.6%                $2.06          04/24/06
------------------------------------

(1) Net of cancellations, a total of 455,002 options were granted to employees in 1996 under the Company's 1992 Stock Option Plan, the purpose of which is to provide an incentive to employees who are in a position to make significant contributions to the Company.


         The following table sets forth information concerning option exercises during fiscal year 1996 and the value of unexercised options as of December 31, 1996 held by the executives named in the Summary Compensation Table above.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES


                                                                                                               Value of
                                                                                    Number of                Unexercised,
                                                                                   Unexercised               In-the-Money
                                                                                   Options at                 Options at
                                               Shares                           December 31, 1996          December 31, 1996
                                             Acquired on        Value             (Exercisable/              (Exercisable/
                  Name                       Exercise(#)     Realized($)         Unexercisable)            Unexercisable)(1)
                                            -------------- ----------------- ------------------------- --------------------------
Thomas L. Massie.......................           0               0             187,500 (Exercisable)      $121,875 (Exercisable)
                                                                                 62,500 (Unexercisable)    $ 40,625 (Unexercisable)
Pierre J. Esneau.......................           0               0                   0 (Exercisable)             0 (Exercisable)
                                                                                 80,000 (Unexercisable)           0 (Unexercisable)
------------------------------------

(1) Value is based on the difference between option exercise price and the fair-market value at December 31, 1996 ($1.75 per share, the closing price as quoted on the Nasdaq Small-Cap Market at the close of trading on December 31, 1996) multiplied by the number of shares underlying the option.

Employment Agreements

         The Company and Thomas L. Massie are parties to an Employment Contract effective January 1, 1992, as amended to date, which renews automatically such that it is always effective for a period of three years, subject to certain termination provisions. This Employment Contract includes a one-year non-competition provision following termination of employment. Pursuant to this Employment Contract, Mr. Massie serves as Chairman of the Board, President and Chief Executive Officer of the Company at a base salary of $150,000 per year. This Employment Contract requires a lump-sum severance payment to Mr. Massie of three times his aggregate compensation or allowances then in effect if Mr. Massie is terminated without cause during the term of the contract. In addition, the vesting of all options held by Mr. Massie shall be accelerated so as to be immediately exercisable. The Employment Contract provides for bonuses as determined by the Board of Directors and employee benefits, including health and disability insurance, in accordance with the Company's policies.

Compensation of Directors

         In 1996, no Director received any cash compensation for his services as a director.

         Directors who are employees of the Company do not receive any cash compensation for the services as directors. On October 15, 1993, the Board of Directors of the Company adopted the 1993 Directors Plan, subject to approval by the Company's stockholders. The 1993 Directors Plan authorized the grant on October 15, 1993 of a stock option for 25,000 shares of Common Stock to each member of the Company's Board of Directors who at the time was neither an employee nor officer of the Company, subject to approval by the Company's stockholders. An option was granted to each of Messrs. Coldrick, Cavalier and Crocker, the members of the Board of Directors entitled to participate in the 1993 Directors Plan. These options have an exercise price of $2.625 per share, the fair-market value on the date of grant.

         On July 15, 1996, the Company's stockholders approved the 1995 Directors Plan. The 1995 Directors Plan authorized the grant on August 18, 1995 of a stock option for 100,000 shares of Common Stock to each member of the Company's Board of Directors who is neither an employee nor officer of the Company subject to approval by the Company's stockholders. An option was granted to each of Messrs., Cavalier and Crocker, the members of the Board of Directors entitled to participate in the 1995 Directors Plan. Such options have an exercise price of $3.81, the fair-market value on the date of grant. Upon joining the Board of Directors, March 1, 1996, Mr. Shaver was granted a stock option of 100,000 shares of Common Stock at an exercise price of $4.125, the fair-market value on the date of grant.

         On March 19, 1997, the Board of Directors elected to terminate the 1995 Directors Plan and all options granted thereunder. By a unanimous vote of the Directors, the Board established the 1997 Directors Plan and authorized the grant of options to purchase up to 1,000,000 shares of Common Stock under the plan. On March 19, 1997, options to purchase 200,000 shares at an exercise price of $1.84 per share were granted to each of Messrs. Cavalier, Crocker & Shaver and options to purchase 100,000 shares at an exercise price of $1.84 per share were granted to each of Messrs. Coldrick and Mahoney. All of the options are subject to various vesting provisions.

                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons, the Company believe that during the year ended December 31, 1996, all filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners were met.

             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has resolved to recommend to the stockholders that the Company amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 shares. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

         If this proposal is approved and after giving effect to shares reserved for issuance under the Company's stock plans, and shares reserved for issuance upon the exercise of outstanding warrants, options and other commitments, the Board of Directors will have the authority to issue approximately an additional 5,000,000 (as of ____________) shares of Common Stock without further stockholder approval. The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The Board of Directors believes that the authorized Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend, raising capital or acquiring technology rights through the sale of stock, or attracting or retaining valuable employees by the issuance of stock options, although the Company at present has no commitments, agreements or undertakings obligating the Company to issue any such additional shares. The Board of Directors, however, considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

         Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Charter or By-Laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

         The Board of Directors believes that the increase in the number of authorized shares of undesignated Common Stock is in the best interests of the Company and its stockholders, since the complexity of modern business financing requires greater flexibility in the Company's capital structure than now exists. The additional Common Stock to be authorized would be available for issuance from time to time for any proper corporate purpose, including public or private sale for cash as a means of obtaining capital for the use in the Company's business or for the acquisition by the Company of other businesses or assets. The Board of Directors believes that having additional shares of Common Stock will provide the flexibility and facility for finding financing sources quickly consummating any such transaction. Additionally, from time to time, the Company is involved in various discussions with other companies relating to the acquisition of complementary products or services, or other forms of business combinations involving the Company. However, the Company has no present commitments or agreements relating to any potential acquisitions or financing. The Board of Directors, however, consider the authorization of such additional shares advisable to ensure prompt availability of shares for issuance should the occasion arise.

         The additional shares of Common Stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of Common Stock possess under the Company's Charter. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. The rights of the holders of Common Stock, however, are subordinate to the rights of the holders of the Preferred Stock in certain instances. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

         The issuance of any additional shares of Common Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock of existing stockholders. The Company expects, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.

         The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Neither the Charter nor By-Laws of the Company now contain any provisions that are generally considered to have an anti-takeover effect, and the Board of Directors does not now plan to propose any anti-takeover measures in future proxy solicitations. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock to impede a takeover attempt.

         Approval of the amendment to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy and entitled to vote at the Meeting. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 25,000,000 SHARES.



                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Wolf & Company, P.C. has acted as the Company's independent auditor since June, 1996. It is expected that a member of Wolf & Company, P.C. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.



                          TRANSACTION OF OTHER BUSINESS

         The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than December 31, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

         The cost of solicitation by proxies will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may be made of some stockholders in person or by mail or telephone.

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FOCUS ENHANCEMENTS, INC.


         FOCUS Enhancements, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section 4 of the Certificate of Incorporation in its present form and substituting therefor new first and second paragraphs of Section 4 in the following form:

                  A. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is Twenty-Three Million (28,000,000) shares of capital stock.

                  B. Of such authorized shares, Twenty Million (25,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. Three Million (3,000,000) shares shall be designated "Preferred Stock" and have a par value of $.01 per share.

         SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Thomas L. Massie, its Chief Executive Officer, and attested to by John A.
Piccione, Esq., its Secretary, this _____ day of June, 1997.

                                              FOCUS ENHANCEMENTS, INC.


                                              By:_____________________________
                                                   Thomas L. Massie
                                                   Chief Executive Officer

ATTEST:


---------------------------------------
John A. Piccione
Secretary

                       SOLICITED BY THE BOARD OF DIRECTORS
                            FOCUS ENHANCEMENTS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 6, 1997

PROXY
The undersigned stockholder of FOCUS Enhancements, Inc. (the "Company") hereby appoints Thomas L. Massie and John A. Piccione, and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 5, 1997, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1, 2 and 3.



                                                                   SEE REVERSE
            (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)   SIDE



   |X|    Please mark
          votes as in
          this example.


                                                         FOR      WITHHOLD

1.       Election of two Class III Directors:             |_|         |_|
         Nominees:    U. Haskell Crocker II         WITHHOLD FOR NOMINEE BELOW:
                       J. Daniel Shaver

                                                                                             MARK HERE FOR          MARK
                                                                                            ADDRESS CHANGE        HERE FOR
                                                    FOR        AGAINST        ABSTAIN       AND NOTE BELOW        COMMENTS

2.       Approve an amendment to the Company's      |_|          |_|            |_|                |_|               |_|
         Certificate of Incorporation increasing the
         authorized shares of Common Stock
                                                    |_|          |_|            |_|
3.       Ratify the appointment of Wolf &
         Company, P.C. as independent auditors.



Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Signature:____________________________________ Date:______________________

Signature:____________________________________ Date:______________________